UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2023

YETI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38713	45-5297111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Southwest Parkway

Austin, Texas 78735

(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (512) 394-9384

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	YETI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 22, 2023, YETI Holdings, Inc. (the “Company”), certain subsidiaries of the Company, the lenders party thereto and Bank of America, N.A., in its capacity as administrative agent (the “Administrative Agent”), entered into the Fourth Amendment to Credit Agreement and Amendment to Collateral Agreement (the “Fourth Credit Agreement Amendment”). The Fourth Credit Agreement Amendment amends, among other things, the Credit Agreement, dated as of May 19, 2016, by and among the Company, the lenders from time to time party thereto and the Administrative Agent (the “Original Credit Agreement”). The Original Credit Agreement was previously amended by the First Amendment to Credit Agreement, dated as of July 17, 2017, the Second Amendment to Credit Agreement and Amendment to Collateral Agreement, dated as of December 17, 2019, and the Third Amendment to Credit Agreement, dated as of March 31, 2023 (the “Existing Credit Agreement”). The Fourth Credit Agreement Amendment further amends the Existing Credit Agreement (the “Credit Agreement”).

The Fourth Credit Agreement Amendment amended the Existing Credit Agreement to, among other matters:

•	extend the maturity date of the revolving credit facility (the “Revolving Credit Facility”) from December 17, 2024 to June 22, 2028;

•	increase the commitments under the Revolving Credit Facility from $150 million to $300 million; and

•	refinance and replace the existing term loan with a new $84.375 million term loan maturing on June 22, 2028 (the “Term Loan A”).

The Credit Agreement requires quarterly principal payments equal to 1.25% of the then outstanding aggregate principal amount of the Term Loan A. The scheduled quarterly principal payments shall begin on September 30, 2023 and shall be due each December 31, March 31, June 30 and September 30 thereafter, with the remaining principal balance due on the maturity date. Borrowings under the Term Loan A and the Revolving Credit Facility bear interest at Term SOFR or the Alternate Base Rate (each as defined in the Credit Agreement) plus an applicable rate ranging from 1.75% to 2.50% for Term SOFR-based loans and from 0.75% to 1.50% for Alternate Base Rate-based loans, depending upon the Company’s total net leverage ratio.

Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for the Company and its subsidiaries various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

The above disclosure contained in this Item 1.01 does not purport to be a complete description of the Fourth Credit Agreement Amendment and is qualified in its entirety by reference to the Fourth Credit Agreement Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement, dated as of June 22, 2023, by and among YETI Holdings, Inc., the subsidiaries of YETI Holdings, Inc. party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YETI Holdings, Inc.

Date: June 26, 2023	By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale
Senior Vice President, General Counsel and Secretary